Exhibit 10.2

EXECUTION VERSION

SIXTH AMENDMENT TO DELAYED DRAW TERM LOAN

AND BRIDGE LOAN CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO DELAYED DRAW TERM LOAN AND BRIDGE LOAN CREDIT AGREEMENT (this “Amendment”) is dated as of December 17, 2015 (the “Effective Date”) by and among Par Pacific Holdings, Inc. (f/k/a Par Petroleum Corporation), a Delaware corporation (the “Borrower”), the Guarantors party hereto (the “Guarantors” and together with the Borrower, each a “Credit Party” and collectively, the “Credit Parties”), the lenders party hereto (the “Lenders”), and Jefferies Finance LLC, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

WHEREAS, the Credit Parties, the Administrative Agent, and the Lenders entered into that certain Delayed Draw Term Loan and Bridge Loan Credit Agreement dated as of July 11, 2014 (as amended by that certain First Amendment thereto dated as of July 28, 2014 (the “First Amendment”), that certain Second Amendment thereto dated as of September 10, 2014 (the “Second Amendment”), that certain Third Amendment thereto dated as of March 11, 2015 (the “Third Amendment”), that certain Fourth Amendment thereto dated as of April 1, 2015 (the “Fourth Amendment”), that certain Fifth Amendment thereto dated as of June 1, 2015 (the “Fifth Amendment”) and as may be further amended, amended and restated, modified, supplemented, extended, renewed, restated or replaced from time to time, the “Credit Agreement”);

WHEREAS, HIE Retail, LLC (“HIE”) and Mid Pac Petroleum, LLC (“Mid Pac”), and their respective subsidiaries, are Excluded Subsidiaries under the Credit Agreement;

WHEREAS, (i) HIE is currently a party to that certain Credit Agreement, dated as of November 14, 2013, among HIE, as borrower, the lenders party thereto from time to time, and Bank of Hawaii, as administrative agent and collateral agent (as amended, the “Bank of Hawaii Credit Agreement”) and (ii) Mid Pac is currently a party to that certain Credit Agreement dated as of April 1, 2015, among Koko’oha Investments, Inc. and Mid Pac, as co-borrowers, the lenders party thereto from time to time, and Bank of Hawaii, as administrative agent and collateral agent (as amended, the “Koko’oha Bank of Hawaii Credit Agreement”);

WHEREAS, the Borrower desires that HIE and Mid Pac enter into that certain Credit Agreement dated as of December 17, 2015, among HIE and Mid Pac, as co-borrowers, each subsidiary guarantor from time to time party thereto, the lenders party thereto from time to time, and KeyBank National Association, as administrative agent and letter of credit issuer (the “Key Credit Agreement”) to refinance indebtedness outstanding under the Bank of Hawaii Credit Agreement and the Koko’oha Bank of Hawaii Credit Agreement and provide for additional loans and advances, and has requested that the Administrative Agent and the Lenders amend the Credit Agreement to allow HIE and Mid Pac, and the subsidiaries of Mid Pac, to enter into the Key Credit Agreement;

WHEREAS, the Administrative Agent and the Lenders have agreed to such amendments, subject to the terms and conditions hereof; and

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. All capitalized terms used herein (including in the recitals hereto) shall have the respective meaning assigned to such terms in the Credit Agreement, unless otherwise defined herein.

2. Amendments to Credit Agreement.

(a) The following new defined terms are hereby added to Appendix I of the Credit Agreement in their appropriate alphabetical order:

‘“Key Conditions” has the meaning assigned to such term in Section 6.25.

‘“Key Credit Agreement” means that certain Credit Agreement dated as of December 17, 2015, by and among HIE Retail, LLC and Mid Pac Petroleum, LLC (collectively, as co-borrowers), the subsidiary guarantors from time to time party thereto, KeyBank National Association, as administrative agent and letter of credit issuer, and the lenders from time to time party thereto (as amended, restated or supplemented from time to time).’

“‘Key Pledge Agreements” means (i) that certain Pledge Agreement dated as of the Sixth Amendment Effective Date, by Par Petroleum, LLC in favor of KeyBank National Association, as administrative agent for the benefit of certain secured creditors, (ii) that certain Pledge Agreement dated as of the Sixth Amendment Effective Date, by Koko’oha Investments, Inc. in favor of KeyBank National Association, as administrative agent for the benefit of certain secured creditors, and (iii) that certain Pledge and Security Agreement dated as of the Sixth Amendment Effective Date, by HIE Retail, LLC and Mid Pac Petroleum, LLC and its subsidiaries, in favor of KeyBank National Association, as administrative agent for the benefit of certain secured creditors (in each case, as amended, restated or supplemented from time to time).’

‘“Key Transaction Documents” means the Key Credit Agreement, the Key Pledge Agreements and any other agreement, document and/or instrument executed and/or delivered in connection with the Key Credit Agreement.’

‘“Sixth Amendment” means that certain Sixth Amendment to Delayed Draw Term Loan and Bridge Loan Credit Agreement, dated as of December 17, 2015, by and among the Borrower, the other Credit Parties thereto, the Lenders Party thereto, and the Administrative Agent.’

‘“Sixth Amendment Effective Date” means December 17, 2015.’

(b) The definition of “Change of Control” in Appendix I of the Credit Agreement is hereby amended and restated in its entirety as follows:

‘“Change in Control” means that, for any reason (i) any Person or group (as defined in Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) other than a Permitted Holder shall become the direct or indirect beneficial owner (as defined in Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) of greater than 30% of the total voting power of all classes of capital stock then outstanding of Borrower entitled (without regard to the occurrence of any contingency) to vote in elections of directors of Borrower, (ii) any Credit Party ceases to own, either directly or indirectly, 100% of the Equity Interest in any wholly-owned Subsidiary (other than an Excluded Subsidiary) other than as a result of a sale of assets, other Disposition or merger permitted under Section 6.4; and (iii) the occurrence of a “Change of Control” (or similar defined term as defined in the JV Credit Agreement and/or in any of the following agreements) under the JV Credit Agreement, any of the S&O Transaction Documents, or the Key Credit Agreement; provided however that for purposes of determining whether a Change in Control has occurred, transfers of Voting Securities by any Lender or an Affiliate of any Lender to a third party shall be disregarded.’

(c) Section 6.2(r) of the Credit Agreement is hereby deleted and replaced with the following in lieu thereof:

‘(r) Subject to the satisfaction of clause (A) of the Key Conditions, Debt (for borrowed money) of Koko’oha Investments, Inc. and its Subsidiaries including without limitation the Mid Pac Entities, in each case, to the extent that the aggregate principal amount of all of such Debt shall not exceed $115 million at any time;’

(d) Section 6.25 of the Credit Agreement is hereby amended and restated in its entirety as follows:

‘“Section 6.25 Negative Pledge. The Borrower shall not, and shall not permit any of its Subsidiaries to, grant, create, assume or incur any Liens after the Closing Date, or suffer to exist any such Liens granted, created, assumed or incurred after the Closing Date, in each case, on or in respect of any of the Equity Interests issued by the Excluded Subsidiaries (whether now owned or hereafter acquired) other than (i) in connection with any Permitted Refinancing of any Debt of the Excluded Subsidiaries existing on the Closing Date, (ii) pursuant to the Equity Pledge Agreement and HIE Pledge and Security Agreement, in each case under this clause (ii), in effect on the Fifth Amendment Effective Date and provided that (A) none of the Credit Parties or any of their Subsidiaries (other than Excluded Subsidiaries) (x) are party to any of the S&O Transaction Documents, (y) are liable in any respect for any obligations under the S&O Transaction Documents or (z) have granted any liens in any of their assets to secure any of the obligations under the S&O Transaction Documents, (B) the collateral that secures the obligations under the S&O Transaction Documents is substantially the same as the collateral that secured the ABL Credit Agreement and the Framework Agreement and (C) the ABL Credit Agreement and Framework Agreement have been terminated, all obligations thereunder (other than (1) contingent indemnification obligations as to which no claim has been made or notice has been given and (2) certain amounts being held in escrow or other arrangements made to satisfy certain contingent payment obligations arising from the termination of the inventory arrangements with Barclays Bank PLC associated with the Framework Agreement) have been paid in full and all liens securing the obligations thereunder have been terminated, discharged and released, in each case, concurrently with the execution and delivery of the Master Agreement, the S&O Agreement, the Equity Pledge Agreement and HIE Pledge and Security Agreement, or (iii) pursuant to the Key Pledge Agreements in effect on the Sixth Amendment Effective Date and provided that (A) none of the Credit Parties or any of their Subsidiaries (other than Excluded Subsidiaries) are (x) party to any of the Key Transaction Documents, (y) are liable in any respect for any obligations under the Key Transaction Documents or (z) have granted any liens in any of their assets to secure any of the obligations under the Key Transaction Documents, (B) the collateral that secures the obligations under the Key Transaction Documents is substantially the same as the collateral that secured (1) the Bank of Hawaii Credit Agreement and (2) the Credit Agreement dated as of April 1, 2015, among Koko’oha Investments, Inc. and Mid Pac Petroleum, LLC, as co-borrowers, Bank of Hawaii, as administrative agent and collateral agent, and the lenders party thereto, as amended, restated, supplemented or otherwise modified from time to time (the “Koko’oha Bank of Hawaii Credit Agreement”), plus any additional or after-acquired Property of Excluded Subsidiaries only, and (C) the Bank of Hawaii Credit Agreement and Koko’oha Bank of Hawaii Agreement have been terminated, all obligations thereunder have been paid in full, with the exception of indemnity and related obligations that survive termination of such agreements, and all liens securing the obligations thereunder have been terminated, discharged and released, in each case, concurrently with the execution and delivery of the Key Credit Agreement (the conditions set forth in clauses (iii)(A), (iii)(B) and (iii)(C) of this Section 6.25, the “Key Conditions”).’

(e) Section 7.1(d) of the Credit Agreement is hereby amended by replacing clause (vii) thereof in its entirety with the following text:

“(vii) the occurrence of an event of default under the Key Credit Agreement, provided, however, that if all events of default under the Key Credit Agreement are cured or waived, any Event of Default arising under this Section 7.1(d)(vii) solely as a result of the occurrence of such events of default shall be deemed to have been cured or waived, as applicable;”

(f) Notwithstanding any provisions set forth in the Credit Agreement, the Borrower hereby agrees to make a $20,000,000 prepayment of principal on account of the Fourth Advance on or before December 31, 2015. Failure to make such prepayment by December 31, 2015 shall constitute an immediate Event of Default.

3. Effect of this Amendment. Except as expressly amended hereby, the Credit Agreement and the other Loan Documents are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms. Except as expressly set forth herein, the terms of this Amendment shall not be deemed (i) a waiver of any Default or Event of Default, (ii) a consent, waiver or modification with respect to any term, condition, or obligation of the Borrower or any other Credit Party in the Credit Agreement or any other Loan Document, (iii) a consent, waiver or modification with respect to any other event, condition (whether now existing or hereafter occurring) or provision of the Loan Documents or (iv) to prejudice any right or remedy which the Administrative Agent or any Lender may now or in the future have under or in connection with the Credit Agreement or any other Loan Document.

4. Conditions Precedent. This Amendment shall become effective upon the satisfaction of each of the conditions precedent set forth below unless (x) any such condition is waived, in writing by the Administrative Agent and the Lenders or (y) otherwise provided below:

a) Documentation. The Administrative Agent shall have received the following, duly executed by all the parties thereto, in form and substance satisfactory to the Administrative Agent and the Lenders:

i. this Amendment; and

ii. such other documents, governmental certificates, agreements and lien searches as the Administrative Agent or the Lenders may reasonably request.

b) Payment of Fees. On the Effective Date, Borrower shall have paid the administrative agency amendment fee, in the amount separately agreed to between the Borrower and the Administrative Agent, to the Administrative Agent.

c) Termination of Existing Bank of Hawaii Credit Agreements. The Bank of Hawaii Credit Agreement and the Koko’oha Bank of Hawaii Credit Agreement have been terminated, all of the obligations under such agreements have been paid in full, with the exception of indemnity and related obligations that survive termination of such agreements, and the liens securing such obligations have been or will be terminated, discharged and released, in each case, substantially concurrently with the execution and delivery of the Key Credit Agreement.

d) No Default. No event or condition exists that would constitute a Default or Event of Default before or after giving effect to this Amendment.

e) Representations and Warranties. The representations and warranties contained in Article IV of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Change” shall be true and correct in all respects) as of such date (except in the case of representations and warranties that are made solely as of an earlier date or time, which representations and warranties shall be true and correct as of such earlier date or time).

5. Miscellaneous.

(a) Severability. If any provision of this Amendment is held by a court of competent jurisdiction to be invalid or unenforceable, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

(b) Entire Agreement. This Amendment shall be deemed to be a Loan Document and, together with the other Loan Documents and the agreements, documents and instruments contemplated hereby, constitutes the entire understanding of the parties with respect to the subject matter hereof and thereof, and any other prior or contemporaneous agreements, whether written or oral, with respect hereto or thereto are expressly superseded hereby and thereby.

(c) Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by facsimile or .pdf shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by facsimile or .pdf also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

(d) Successors and Assigns. This Amendment shall be binding on and inure to the benefit of the parties hereto and their heirs, beneficiaries, successors and assigns.

(e) Governing Law; Venue; Jury Trial. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE CHOICE OF LAW AND VENUE PROVISIONS SET FORTH IN SECTION 10.12 OF THE CREDIT AGREEMENT, AND SHALL BE SUBJECT TO THE JURY TRIAL WAIVER SET FORTH IN SECTION 10.14 OF THE CREDIT AGREEMENT.

(f) Guarantors. Each Guarantor, for value received, hereby expressly consents and agrees to the Borrower’s execution and delivery of this Amendment, to the performance by the Borrower of its agreements and obligations hereunder and to the consents and amendments set forth herein. This Amendment, the performance or consummation of any transaction or matter contemplated under this Amendment and all consents and amendments set forth herein, shall not limit, restrict, extinguish or otherwise impair any Guarantor’s liability to the Administrative Agent and Lenders with respect to the payment and other performance obligations of such Guarantor pursuant to the Guarantees. Each Guarantor hereby ratifies, confirms and approves its Guarantee and acknowledges that it is unconditionally liable to the Administrative Agent and Lenders for the full and timely payment of the Guaranteed Obligations (on a joint and several basis with the other Guarantors). Each Guarantor hereby acknowledges that it has no defenses, counterclaims or set-offs with respect to the full and timely payment of any or all Guaranteed Obligations.

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IN WITNESS WHEREOF, each of the parties hereto has duly executed this Sixth Amendment to Delayed Draw Term Loan and Bridge Credit Agreement as of the date first written above.

BORROWER:

PAR PACIFIC HOLDINGS, INC., a Delaware corporation

By:	/s/ Geoffrey Beal
Name:	Geoffrey Beal
Title:	Vice President, Finance and Treasury

GUARANTORS:

PAR PICEANCE ENERGY EQUITY LLC, a Delaware limited liability company

PAR UTAH LLC, a Delaware limited liability company

EWI LLC, a Delaware limited liability company

PAR WASHINGTON LLC, a Delaware limited liability company

PAR NEW MEXICO LLC, a Delaware limited liability company

HEWW EQUIPMENT LLC, a Delaware limited liability company

PAR POINT ARGUELLO LLC, a Delaware limited liability company

By: PAR PACIFIC HOLDINGS, INC.,
a Delaware corporation, as Sole Member of each of the foregoing companies

	By:	/s/ Geoffrey Beal
	Name:	Geoffrey Beal
	Title:	Vice President, Finance and Treasury

[Signature Page to Sixth Amendment]

ADMINISTRATIVE AGENT:

JEFFERIES FINANCE LLC., as Administrative Agent

By:	/s/ J. Paul McDonnell
Name:	J. Paul McDonnell
Title:	Managing Director

[Signature Page to Sixth Amendment]

LENDERS:

WB MACAU55, LTD., as a Lender

By:	/s/ Mark Strefling
Name:	Mark Strefling
Title:	General Counsel & Chief Operating Officer
Whitebox Advisors LLC

[Signature Page to Sixth Amendment]

Highbridge International, LLC, as a Lender

By: Highbridge Capital Management, LLC, as trading manager

By:	/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Managing Director

Highbridge Tactical Credit & Convertibles Master Fund, L.P., as a Lender

By: Highbridge Capital Management, LLC, as trading manager

By:	/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Managing Director

[Signature Page to Sixth Amendment]